                                                                    EXHIBIT 10.2

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                                FIRST AMENDMENT
                                       TO
                                CREDIT AGREEMENT


                                  By and Among


                                 RAILTEX, INC.,


                       THE SEVERAL FINANCIAL INSTITUTIONS
                            PARTY TO THIS AGREEMENT,


                                      and


                           WELLS FARGO BANK (TEXAS),
                             NATIONAL ASSOCIATION,
                                    As Agent



                           Dated as of June 11, 1996



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                               TABLE OF CONTENTS


                                                                   Page
                                                                   ----

Section 1.     Certain Defined Terms.............................   1

Section 2.     Recitals..........................................   1

Section 3.     Amendments........................................   1

Section 4.     Ratification of Continued Force and Effect........  11

Section 5.     Conditions Precedent..............................  12

Section 6.     Applicable Law....................................  12

Section 7.     Successors and Assigns............................  12

Section 8.     Counterparts......................................  12

Section 9.     Effect of Waiver..................................  12

Section 10.    Headings..........................................  12

Section 11.    Non-Application of Chapter 15 of Texas Credit Code  12

Section 12.    ENTIRE AGREEMENT..................................  12

                      FIRST AMENDMENT TO CREDIT AGREEMENT

          This is the First Amendment (the "Amendment") dated as of June 11, 1996 to a Credit Agreement, dated as of May 17, 1996, among Wells Fargo Bank (Texas), National Association (formerly known as First Interstate Bank of Texas, N.A.), individually and as Agent, National Bank of Canada, New York Branch, ABN Amro Bank, N.V. - Houston Agency, National City Bank, Kentucky and RailTex, Inc. (the "Agreement").

          In consideration of the following Recitals, for $10 in hand paid and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, intending to be legally bound:

          Section 1. Certain Defined Terms. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

          Section 2. Recitals. The Borrower has requested that (i) the Issuing Bank issue the Letter of Credit, (ii) the Agent and the Lenders permit the Brazilian Transaction and (iii) the Agent and the Lenders make Brazilian Acquisition Loans. This Amendment shall be effective on the date (the "Effective Date") that all of the Conditions Precedent set out in Section 5 hereof have been met.

          Section 3. Amendments. The Agreement is amended as follows:

          (A) The following definitions are added to the Agreement in alphabetical order:

           "Brazilian Acquisition Loan" means an extension of credit by a Lender to the Borrower pursuant to Section 3.2 of this Agreement for the purpose of participating in the Brazilian Transaction; "Brazilian Acquisition Loans" means all of the extensions of credit by the Lenders to the Borrower pursuant to Section 3.2 of the Agreement for the purpose of participating in the Brazilian Transaction.

           "Brazilian Equity" means cash equity of up to $19,500,000 in RailTex International (plus the temporary equity contribution permitted under Section 6.4 of the Agreement) which shall permit it to invest in the Consortium, which investment in the Consortium shall represent at least 12.5% of the voting interests and 13.4404% of the non-voting interests in the Consortium (totalling at least 12.9702% of the total equity interests of the Consortium).

           "Brazilian Transaction" means RailTex International's participation in the GP Consortium which intends to acquire Rede Ferroviaria Federal S.A.'s Center-Eastern Network at the June 14, 1996 privatization auction.

           "Consortium" means RailTex International, GP Capital Partners, L.P. and certain other investors.

           "Consortium Documents" means constituent documents of the Consortium and any railroad operating company formed by the Consortium, whether the same is a partnership agreement, consortium agreement or other document, or any combination thereof, as well as any and all other documents and agreements to which the Borrower, RailTex International or any Affiliate of the foregoing, or any combination thereof, is a party that are related, directly or indirectly, to the Brazilian Transaction.

          "Credit Exposure" means the sum of the aggregate face amount of the Letter of Credit minus the aggregate amount of drafts paid under Letters of Credit for which the Issuing Bank has been reimbursed.

          "Credit Request" shall have the meaning set forth in Section 4.5 of the Agreement.

          "Interim Acquisition Loans" means Acquisition Loans made pursuant to
     Section 3.2(a) of this Agreement until the Rollover Date applicable thereto and satisfaction of the conditions set forth in Section 4.4 of this Agreement; "Interim Acquisition Loan" means one of the Interim Acquisition Loans.

          "Issuing Bank" means Wells Fargo Bank (Texas), National Association, which is also a Lender.

          "Letter of Credit" means the letter of credit issued pursuant to
     Section 3.2 of the Agreement in order to permit RailTex International to participate in the Brazilian Transaction.

          "Letter of Credit Agreement" means the application and letter of credit agreement now or hereafter executed by the Borrower or RailTex International, or both, such agreement to be on the Issuing Bank's standard form (with such changes thereto as the Borrower and the Issuing Bank may agree to from time to time) and completed in form and substance satisfactory to the Issuing Bank.

          "RailTex International" means RailTex International Holdings, Inc., a Delaware corporation.

          "Reimbursement Obligation" has the meaning assigned to it in Section
     3.20 of the Agreement.

     (B) The definition of "Loan Documents" found in Section 1.2 of the Agreement is amended by adding the following after the words "Notes" found therein: ", the Letter of Credit, the Letter of Credit Agreement."

     (C) The definition of "Obligations" found in Section 1.2 of the Agreement is amended by adding after the word "disbursements" in the last sentence thereof the following: ", all Reimbursement Obligations."

     (D) The definitions of "Acquisition Loan," Acquisitions Loans Maturity Date," "Acquisition Loans Termination Date" and "Closing Date" are amended in their entirety to read as follows:

          "Acquisition Loan" means an extension of credit by a Lender to the Borrower pursuant to Section 3.2 of this Agreement for the purposes specified in Section 3.2(a) of this Agreement.

          "Acquisition Loans Maturity Date" means the earlier of (a) April 30, 2002 in the case of Term Acquisition Loans other than Brazilian Acquisition Loans and April 30, 1999 in the case of the Brazilian Acquisition Loans, and (b) the date on which the Acquisition Notes are accelerated pursuant to the terms hereof.

          "Acquisition Loans Termination Date" means the earliest to occur of
     (i) April 30, 1999 in the case of Acquisition Loans other than Brazilian Acquisition Loans and September 30, 1996 in the case of the Brazilian Acquisition Loans, (ii) the date on which the Acquisition Notes are accelerated pursuant to the terms hereof, and (iii) the date on which the Acquisition Loan Commitments are terminated pursuant to the terms hereof.

          "Closing Date" means May 17, 1996 for all purposes except Section 3.6(a) hereof and shall mean June 3, 1996 in the case of Section 3.6(a) hereof.

     (E) The first paragraph of Section 3.2(a) of the Agreement is amended in its entirety to read as follows:

          "(a) Origination. "Subject to, and upon the terms, conditions, covenants and agreements contained herein, each Lender severally agrees to make Acquisition Loans to the Borrower at any time, and from time to time, prior to the Acquisition Loans Termination Date, in such amount as the Borrower may request up to such Lender's Commitment Percentage of (i) the Brazilian Equity and (ii) 100% of the cost of the acquisition of the (y) short-line railroad (or short-line railroads, if more than one short-line will be acquired on the same day), including the Eligible Acquisition Costs relating thereto, and/or (z) locomotives and/or railcars, being acquired or refinanced after a purchase with the proceeds of such Acquisition Loan; provided, however, that after giving effect to any Borrowing of Acquisition Loans, the aggregate principal amount of all Acquisition Loans plus any Credit Exposure shall not exceed the total Acquisition Loan Commitments. Prior to the Acquisition Loans Termination Date and within the limits of each Lender's Acquisition Loan Commitment and each Lender's Commitment Percentage, the Borrower may borrow, repay, and reborrow, hereunder, so long as the aggregate principal amount advanced by the Lenders under this
     Section 3.2 and outstanding plus any Credit Exposure at the time of the request does not exceed the Acquisition Loan Commitments. Each such Acquisition Loan made by a Lender shall be evidenced initially by an Interim Acquisition Note payable to the order of the respective Lender."

     (F) Section 3.2(b) of the Agreement is amended in its entirety to read as follows:

          "On each Rollover Date, all outstanding Interim Acquisition Loans (other than Brazilian Acquisition Loans) shall be converted into Term Acquisition Loans evidenced by Term Acquisition Notes, which shall be repayable according to the terms set out below. On the first Rollover Date occurring after the making of the Brazilian Acquisition Loans, the Brazilian Acquisition Loans shall be converted into Term Acquisition Loans evidenced by Term Acquisition Notes separate from the Term Acquisition Notes for other Interim Acquisition Loans converted on such Rollover Date, which shall be repayable according to the terms set out below.

          "The Borrower shall pay to the Agent for the account of the Lenders accrued but unpaid interest on each Interest Payment Date and the outstanding principal of each Term Acquisition Note (including any Term Acquisition Notes evidencing Brazilian Acquisition Loans) as follows:

               "Commencing on the first July 31 occurring in the Term Period for each one of the Term Acquisition Notes and continuing until the Acquisition Loans Maturity Date, in installments at the end of each third calendar month, all of such installments, except for the last, being in substantially equal amounts calculated to fully amortize the principal evidenced by each such Term Acquisition Note assuming 24 equal quarterly payments with the last and final installment occurring at the Acquisition Loans Maturity Date and being in the amount of the then remaining unpaid principal balance thereof."

     (G) Section 3.2 is further amended by adding the following new subsections thereto:

          "(c) Letter of Credit. Subject to, and upon the terms, conditions, covenants and agreements contained herein and in the Letter of Credit Agreement, prior to June 30, 1996, the Issuing Bank agrees to issue a nontransferable standby Letter of Credit, in form and substance satisfactory to the Issuing Bank, for the account of a Borrower in an aggregate undrawn face amount at any time outstanding not to exceed the lesser of (i) $19,500,000 or (ii) the Acquisition Loan Commitments less the outstanding principal amount of Borrowings under the Acquisition Loan Commitments. In the event of an actual conflict between the terms and conditions of this Agreement and the terms and conditions of the Letter of Credit Agreement, the terms and conditions of this Agreement shall prevail. The Letter of Credit shall be issued for a period not exceeding 15 days.

          "(d) In the event, on the Acquisition Loans Termination Date, there remains any Credit Exposure, the Borrower agrees to deposit in a cash collateral account maintained by the Agent an amount equal to the aggregate undrawn amount of Letter of Credit as of such date or with respect to which presentment for honor may not then be made; the unused portion thereof, if any, shall be returned to the Borrower after the expiration date of the Letter of Credit and after all Notes and Obligations hereunder and under the Loan Documents applicable to the Letter of Credit are paid in full."

     (H) Section 3.6 of the Agreement is amended by relettering the existing paragraph (d) as (g) and adding the following subsections thereto:

          "(d) Letter of Credit Fee. Borrower further agrees to pay to the Agent, for the benefit of the Lenders in proportion to their respective Commitment Percentages, a letter of credit fee of 1/2% of the face amount of the Letter of Credit. Such fee shall be fully earned and non-refundable upon acceptance by the Agent of the Letter of Credit Application.

          "(e) Brazilian Acquisition Loans Fee. The Borrower further agrees to pay to the Agent, for the benefit of the Lenders in proportion to the respective Commitment Percentages, a non-refundable fee equal to 1% of Brazilian Acquisition Loans, a pro rata portion of such fee to be paid upon the date of each funding of Brazilian Acquisition Loans.

          "(f) Bridge Fee. If the Brazilian Acquisition Loans have not been repaid in full by March 31, 1997, the Borrower further agrees to pay to the Agent, for the benefit of Lenders in proportion to the respective Commitment Percentages, fees equal to one-half of 1% of the outstanding principal balance of the Brazilian Acquisition Loans outstanding (i) on such date and (ii) on the last day of each succeeding calendar quarter until the Brazilian Acquisition Loans are paid in full (the Borrower, the Agent and the Lenders understanding and agreeing that the Brazilian Acquisition Loans will be repaid through internally generated cash flow of the Borrower or the proceeds of a common stock equity offering, but not with any other Indebtedness)."

     (I) Article III of the Agreement is amended by adding a new Section thereto reading as follows:

          "Section 3.20 Certain Additional Agreements Regarding the Letter of Credit.

          "(a) The Issuing Bank shall not have any obligation to issue the Letter of Credit unless the Borrower shall have complied with all the material terms and conditions of this Agreement. If, in accordance with its standard operating procedures, the Issuing Bank reasonably determines that a demand for payment under the Letter of Credit conforms to the terms and conditions of the Letter of Credit, the Issuing Bank shall, as soon as reasonably practicable, give notice to the Borrower and to the Agent and the Lenders of the date the Issuing Bank will make payment to the beneficiary in accordance with the terms of the Letter of Credit. The Borrower's obligation to reimburse the Issuing Bank as provided herein is absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

               "(i) any lack of validity or enforceability of this Agreement, the Letter of Credit, the Letter of Credit Agreement, or any other document;

               "(ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against the beneficiary of the Letter of Credit, the Agent, a Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, or the Letter of Credit Agreement, the transactions contemplated herein or any unrelated transactions;

               "(iii) any draft, certificate or other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect whatsoever;

               "(iv) payment by the Issuing Bank under the Letter of Credit against presentation of a sight draft or certificate which complies in all material respects with the terms of the Letter of Credit but does not strictly comply therewith;

               "(v) any failure of the Issuing Bank to provide notice to the Borrowers of any drawing under the Letter of Credit;

               "(vi)  the occurrence or continuance of a Default; or

               "(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          "In the event the Issuing Bank has not been totally reimbursed for its payment of a draft under the Letter of Credit on the date paid, the unreimbursed amount shall bear interest from the date of such payment until reimbursement is made in immediately available funds at the Default Rate.

          "(b) Each Lender hereby agrees that it shall be liable under and pursuant to the Letter of Credit pro rata in proportion to its Commitment Percentage to the same extent and with the same effect as if such Lender had issued the Letter of Credit. In that regard, immediately upon the issuance by the Issuing Bank of the Letter of Credit in accordance with this Agreement, each other Lender shall be deemed to have irrevocably and unconditionally purchased and received from Issuing Bank, WITHOUT RECOURSE OR WARRANTY, an undivided interest and participation in the Letter of Credit, including all obligations of the Borrower with respect thereto and any security therefor or guaranty pertaining thereto, in an amount equal to the product of (i) the Commitment Percentage of such Lender and (ii) the stated amount of the Letter of Credit. For purposes of this Agreement, the issuance of the Letter of Credit by the Issuing Bank shall be deemed to utilize the Acquisition Loan Commitment of each Lender (other than the Issuing Bank) by an amount equal to the Commitment Percentage of such Lender and to utilize the Acquisition Loan Commitment of the Issuing Bank by an amount equal to its Commitment Percentage.

          "(c) The Borrower hereby unconditionally and irrevocably agrees to reimburse the Issuing Bank for each payment made by the Issuing Bank under the Letter of Credit for the Borrower's account or at its instruction (a "Reimbursement Obligation") on the date the Issuing Bank makes such payment in accordance with this Agreement, together with, (i) if applicable, interest on the amount paid by the Issuing Bank from the date the payment is made until it is reimbursed at a rate per annum equal to the lesser of
     (y) the Maximum Rate, on one hand, and (z) the Default Rate on the other hand, and (ii) if such reimbursement is not made when due (whether directly, by means of Borrowings as provided in Section 3.20(d) below or by application of any funds then contained in any cash collateral account), interest on the amount so paid by the Issuing Bank from and including the date on which it becomes due, to but not including the date the Issuing Bank is reimbursed therefor, at a rate per annum equal to the lesser of (y) the Maximum Rate, or (z) the Default Rate.

          "(d) Subject to the conditions contained in Article IV and availability under the Acquisition Loan Commitments, the Borrower may satisfy its Reimbursement Obligation to the Issuing Bank by Borrowings under the Acquisition Loan Commitments, the proceeds of which Borrowings will be used to reimburse the Issuing Bank for the amount of any disbursement made by it under a Letter of Credit, together with interest thereon to the extent provided in Section 3.20(c). If the Borrower shall fail to reimburse or cause the Issuing Bank to be reimbursed directly or by application of funds contained in any cash collateral account on the same day the Issuing Bank honors a drawing under the Letter of Credit, and on the date of such notification there shall not exist any Default under
     Section 7.1(f) or (g), the Borrower shall be deemed to have requested that Borrowings under the Acquisition Loan Commitments be made by the Lenders to be disbursed on the date of payment by the Issuing Bank under the Letter of Credit. In the event that any Lender fails to make available to the Agent the amount of such Lender's Commitment Percentage of such deemed Interim Acquisition Loan, on the date payment is made under the Letter of Credit, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate. If for any reason such Lender fails to repay such amount to the Issuing Bank, then, and notwithstanding the provisions of this Agreement or of any Note to the contrary, the Issuing Bank shall be automatically subrogated to the right of such defaulting Lender to repayment in full of such Interim Acquisition Loan prior to distribution of any repayments to the defaulting Lender.

          "(e) If any Reimbursement Obligation of the Borrower is not repaid directly by the Borrower when due and cannot be repaid by means of a Borrowing of Interim Acquisition Loans and there shall not then be sufficient funds available for the payment due to the Issuing Bank in any cash collateral account, each other Lender will promptly pay to the Agent the amount of such other Lender's participation in such Reimbursement Obligation determined in accordance with Section 3.20(b) hereof.

          "(f) Upon and only upon receipt by the Issuing Bank of funds from the Borrower (i) in reimbursement of any payment made under a Letter of Credit with respect to which any Lender has theretofore made a payment to the Agent pursuant to Section 3.20(d) or 3.20(e), or (ii) in payment of interest on any Reimbursement Obligation, the Agent will pay to each such Lender, in the same funds as those received by the Issuing Bank, such Lender's Commitment Percentage of such funds.

          "(g) If the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Borrower to the Issuing Bank in reimbursement of a payment made under the Letter of Credit or interest thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent its Commitment Percentage of any amounts so returned by the Agent, plus, to the extent the Issuing Bank is required to pay interest to the Borrower or such official and such interest remains unreimbursed, of interest thereon from the date such demand is made to, but not including, the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Rate.

          "(h) The Borrower assumes all risks of the acts or omissions of beneficiaries of any of the Letter of Credit with respect to their use of the Letter of Credit. The Issuing Bank will not pay drafts drawn under the Letter of Credit unless such conform substantially to the requirements of the Letter of Credit. Except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its employees, neither the Issuing Bank or its correspondents nor the Agent or any of the other Lenders shall be responsible for any of the following (INCLUDING, BUT NOT LIMITED TO, THOSE CAUSED BY THE ISSUING BANK'S, ITS CORRESPONDENTS', ANY OF THE OTHER LENDERS' OR THE AGENT'S OWN NEGLIGENCE, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE): (i) the validity or genuineness of certificates or other documents, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; (ii) errors, omissions, interruptions or delay in the transmission or delivery of any messages, by mail, telex, telecopy or otherwise, whether or not they be in code; (iii) errors in the translation or for errors in interpretation of technical terms; or (iv) any consequences arising from causes beyond the Issuing Bank's control or the control of its correspondents; nor shall the Issuing Bank be responsible for any error, neglect or default of any of its correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers hereunder or under the Letter of Credit, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation. In furtherance but not in limitation of the foregoing provisions, the Borrowers agree that any action taken by the Issuing Bank or any of its correspondents in good faith in connection with the Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Agent, the Issuing Bank, any Lender or correspondents under any resultant liability to the Borrower; and the Borrower makes a like agreement as to any inaction or omission, unless in breach of good faith.

          "(i) The Lenders severally agree to indemnify the Agent and the Issuing Bank, and each officer, director, employee, agent and Affiliate of the Agent and the Issuing Bank, ratably according to their respective Commitment Percentages, to the extent not reimbursed by the Borrower, from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses which may at any time (including at any time following the payment of any of the Reimbursement Obligations) be imposed on, incurred by or asserted against such Person in any way relating to or arising out of the issuance of, transfer of, or payment or failure to pay under the Letter of Credit issued pursuant to this Agreement or the use of proceeds of any payment made under the Letter of Credit issued in accordance with the terms of this Agreement AND EVEN IF CAUSED BY SUCH PERSON'S OWN NEGLIGENCE; provided, however, that no Lender shall be liable for the payment of any portion of such actions, causes of action, suits, losses, liabilities, damages and expenses resulting solely from such Person's gross negligence or willful misconduct."

     (J) Section 4.3 of the Agreement is amended by inserting the phrase "(other than the Brazilian Acquisition Loans)" in the second line of the introductory clause thereto immediately after the words "Interim Acquisition Loan."

     (K) Article IV of the Agreement is amended by adding two new sections thereto reading as follows:

     "Section 4.5  Issuance of Letters of Credit.

          "(a) The Letter of Credit shall be issued upon receipt by the Agent and the Issuing Bank of a written request of a Borrower, which may be in the form of a Letter of Credit Application (a "Credit Request"), together with a duly executed Letter of Credit Agreement, not later than the date set for the issuance of the Letter of Credit.

          "The Credit Request shall be irrevocable and shall contain or specify, among other things:

               "(1) the proposed date of the issuance of the Letter of Credit, which shall be a Business Day;

               "(2) the stated amount of the Letter of Credit and the date of expiration of the Letter of Credit;

               "(3) the name and address of the beneficiary of the Letter of Credit;

               "(4) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; and

               "(5) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder.

          "Section 4.6 Conditions to Brazilian Acquisition Loans. The obligation of each Lender to make Brazilian Acquisition Loans are subject to the following further conditions precedent unless and to the extent waived in writing by the Agent with the consent of the Majority Lenders:

          "(a)  Brazilian Acquisition Loans shall not exceed $19,500,000;

          "(b) The Borrower shall have obtained political risk insurance at levels satisfactory to the Agent and the Majority Lenders;

          "(c) The Borrower shall have provided to the Agent and the Lenders copies of the Consortium Documents, the Consortium Documents shall be satisfactory to the Agent and the Majority Lenders in their sole discretion, the Consortium Documents shall clearly provide that none of the Borrower, RailTex International or any Affiliate shall be liable for any additional capital calls or similar arrangements and none of the Consortium Documents shall provide for a reduction (other than dilution because of additional capital injected by other members) or forfeiture of interest for failure to make capital calls;

          "(d) The Borrower shall have provided to the Agent and each Lender details, satisfactory to the Agent and the Majority Lenders, of (i) the Consortium and its investment structure, (ii) ownership interest of the railroad operating entity and (iii) the Brazilian Equity;

          "(e) No litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against the consummation of the Brazilian Transaction or against the Borrower or any of its Subsidiaries in respect thereof;

          "(f) Each request for a Brazilian Acquisition Loan shall be made in writing, in the form of a Notice of Borrowing, which certify as to the representations and warranties, no Default and other matters reasonably requested by the Agent on behalf of the Lenders;

          "(g) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Brazilian Transaction shall be in form and substance satisfactory to the Agent and the Majority Lenders and the Agent shall be received all such other documents, legal opinions and other opinions with respect to any aspect or the consequence of the transactions contemplated hereby as it and the Majority Lenders may reasonably request;

          "(h) The Borrower shall have performed and complied with all agreements and conditions contained in this Agreement, the violation of which would constitute an Event of Default. No Event of Default or Default shall have occurred or be continuing and no Event of Default or Default will result after giving effect to the Loan being requested;

          "(i) The making of the Brazilian Acquisition Loans shall be permitted by the laws and regulations of each jurisdiction to which the Agent or a Lender, the Borrower or any of its Subsidiaries is subject (including, without limitation, Regulation G, T, U or X of the Federal Reserve Board), and shall not subject the Agent or any of the Lenders to any penalty or, in the reasonable judgment of the Majority Lenders, any other burdensome condition under or pursuant to any applicable law or governmental regulation; and

          "(j) There shall be no suit, action, investigation, inquiry, or other proceeding pending or, to the knowledge of the Borrower threatened, before any court or other Governmental Authority which (i) questions the validity or legality of any Loan Document or of any of the transactions contemplated by any Loan Document or seeks damages in connection with any of the foregoing or (ii) if adversely determined, would have a Material Adverse Effect."

     (L) Section 6.1 of the Agreement is amended by deleting the number "1,500,000" from clause (vii) and inserting in lieu thereof the number "2,500,000."

     (M) Section 6.4 of the Agreement is amended by deleting the word "and" immediately before clause (b) and inserting the following immediately thereafter: "and (vi) the Brazilian Equity."

     (N) Section 6.5 of the Agreement is amended by adding the following phrase to the proviso found at the end thereof:

          "and the Borrower or its Subsidiaries may contribute, at book value not to exceed $15,000,000, locomotives to RailTex International provided that the same are reacquired at book value, within 10 days after the date of the funding of the Brazilian Acquisition Loans by RailTex International."

     Section 4. Ratification of Continued Force and Effect. Except as specifically amended herein, all of the terms and conditions of the Agreement and all of the Loan Documents executed in connection therewith or contemplated thereby are and remain in full force and effect in accordance with their respective terms. All of the terms used herein have the same meanings as set out in the Agreement, unless amended hereby or unless the context clearly required otherwise. References in the Agreement to the "Agreement," and the "Credit Agreement," "hereof," "herein" and the words of similar import shall be deemed to be references to the Agreement as amended through the Effective Date. Any reference in any Note or any other Loan Documents to the "Credit Agreement" shall be deemed to be references to the Agreement as amended through the Effective Date.

     Section 5. Conditions Precedent. The effectiveness of this Amendment is subject to the full and complete satisfaction of the following conditions precedent:

          (A) Certain Authorizations. The Agent shall have received evidence of corporate authorization by the Borrower and such other corporate documents as it may reasonably request.

          (B) Certain Documents. The Agent shall have received the following documents:

               (1) This Amendment executed by all parties; and

               (2) Such other and further documents and agreements as the Agent or its counsel shall reasonably request.

     Section 6. Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in Houston, Harris County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

     Section 7. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lenders, the Agent and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders and the Agent.

     Section 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     Section 9. Effect of Waiver. No consent or waiver, express or implied, by any Lender or the Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 11. Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Annotated Texas Statutes, Article 5069-15) are specifically declared by the parties not to be applicable to this Amendment or any of the Loan Documents or the transactions contemplated hereby.

     Section 12. ENTIRE AGREEMENT. THIS AMENDMENT, THE AGREEMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS

OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered effective as of June 11, 1996.


BORROWER:

RAILTEX, INC.                          Address:            4040 Broadway, Suite 200
                                                           San Antonio, Texas 78209
                                                           Attn: Laura D. Davies
By: _________________________                                    Vice President and
       Laura D. Davies                                           Chief Financial Officer
       Vice President and                                   Telephone No. (210) 841-7600
       Chief Financial Officer                              Telecopy No. (210) 841-7629



AGENT:

WELLS FARGO BANK (TEXAS),              Address:            First Interstate Bank Plaza
NATIONAL ASSOCIATION                                       1000 Louisiana
(formerly known as FIRST INTERSTATE                        Houston, Texas  77002
BANK OF TEXAS, N.A.)
                                                           Attn: Bennett D. Douglas
                                                                 Vice President
                                                           Telephone No. (713) 250-1039
By ____________________________                            Telecopy No.  (713) 250-7031
      Bennett D. Douglas
      Vice President


LENDERS:

WELLS FARGO BANK (TEXAS),              Domestic Lending Office and
NATIONAL ASSOCIATION                   Eurodollar Lending Office
(formerly known as FIRST INTERSTATE
BANK OF TEXAS, N.A.)

                                       Address:  First Interstate Bank Plaza
By___________________________                    1000 Louisiana
 Bennett D. Douglas                              Houston, Texas  77002
 Vice President
                                                 Attn:  Bennett D. Douglas
                                                        Vice President
                                                 Telephone No. (713) 250-1039
                                                 Telecopy No.  (713) 250-7031

                                       Domestic Lending Office and
                                       Eurodollar Lending Office


NATIONAL BANK OF CANADA,               Address:  National Bank of Canada,
 NEW YORK BRANCH                                 New York Branch
                                                 125 W. 55th Street
                                                 New York, New York  10019
                                                 Attn:  Mr. Wayne Rosen
                                                 Telephone No. (212) 632-8568
By__________________________                     Telecopy No. (212) 632-8736
   Name:
   Title:                              With a copy to:

and                                    National Bank of Canada
                                       2121 San Jacinto, Suite 1850
                                       Dallas, Texas 75201
By__________________________           Attn:  Mr. Douglas Clark
  Douglas Clark                        Vice President
  Vice President                       Telephone No. (214) 871-1265
                                       Telecopy No.  (214) 871-2015

                                       Domestic Lending Office and
                                       Eurodollar Lending Office

ABN AMRO BANK, N.V.-                  Address: 3 Riverway, Suite 1700
HOUSTON AGENCY                                 Houston, Texas  77056
By: ABN AMRO NORTH AMERICA, INC.,              Attn: Belinda Rowell
    as Agent                                   Telephone No. (713) 964-3363
                                               Telecopy No. (713) 629-7533
                                               Domestic Lending Office and
By:_____________________________               Eurodollar Lending Office
    Name:
    Title:

     and


By:_____________________________
   Name:
   Title:


NATIONAL CITY BANK, KENTUCKY          Address: 101 South Fifth Street
                                               Louisville, Kentucky  40202
                                               Attn:  Donald R. Pullen, Jr.
                                               Telephone No. (502) 581-6352
By:_________________________                   Telecopy No. (502) 581-5122
   Name:                                       Domestic Lending Office and
   Title:                                      Eurodollar Lending Office